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                                                                     Exhibit 1.1


                         CABLEVISION SYSTEMS CORPORATION
                            (a Delaware corporation)



          12,765,000 Shares of Rainbow Media Group Class A Common Stock



                             UNDERWRITING AGREEMENT


Dated                , 2001

                         CABLEVISION SYSTEMS CORPORATION
                            (a Delaware corporation)

                              12,765,000 Shares of
                    Rainbow Media Group Class A Common Stock
                           (Par Value $.01 per Share)



                             UNDERWRITING AGREEMENT


                                                                          , 2001



BANC OF AMERICA SECURITIES LLC
BEAR, STEARNS & CO. INC.
MERRILL LYNCH & CO.
        Merrill Lynch, Pierce, Fenner & Smith Incorporated
SALOMON SMITH BARNEY INC.


Ladies and Gentlemen:

                  Cablevision Systems Corporation, a Delaware corporation (the "Company"), AT&T Broadband CSC II, Inc., a Delaware corporation ("AT&T CSC II"), AT&T Broadband CSC Holdings, Inc., a Delaware corporation ("AT&T CSC Holdings" and, together with AT&T CSC II, the "Selling Stockholders"), and AT&T Corp., a New York corporation ("AT&T"), confirm their respective agreements with Banc of America Securities LLC ("Banc of America"), Bear, Stearns & Co. Inc. ("Bear Stearns"), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Salomon Smith Barney Inc. ("Salomon Smith Barney") (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the sale by the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of 12,765,000 shares of Rainbow Media Group Class A Common Stock of the Company, par value $.01 per share (the "Rainbow Media Group Class A Common Stock"), and with respect to the grant by the Selling Stockholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(d) hereof to purchase all or any part of 1,914,750 additional shares of Rainbow Media Group Class A Common Stock solely to cover over-allotments, if any. The aforesaid 12,765,000 shares of Rainbow Media Group Class A Common Stock (the "Firm Shares") to be purchased by the Underwriters and all or any part of the 1,914,750 shares of Rainbow Media Group Class A Common Stock subject to the option described in Section 2(d) hereof (the "Additional Shares") are hereinafter called the "Shares".

                  The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.
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                  The Company has filed with the Securities and Exchange
Commission (the "Commission") a registration statement on From S-3 (No. 333-73474) covering the registration of certain of its securities, including the Shares, under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information". Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus". Such registration statement, including the exhibits thereto and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information is herein called the "Registration Statement". Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Shares, is herein called the "Prospectus".

                  Section 1. Representations and Warranties. (a) The Company represents and warrants to and agrees with each of the Underwriters that:

                  (i) The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act. At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto become effective, at the Closing Time (and, if any Additional Shares are purchased, at the Additional Closing Time), (A) the Registration Statement and any amendments and supplements thereto, comply and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, (B) neither the Registration Statement nor any amendment or supplement thereto includes or will include an untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (C) neither the Prospectus nor any amendment or supplement thereto includes or will include an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by (i) any Underwriter expressly for use in the Registration Statement or the Prospectus or
         (ii) by or on behalf of the Selling Stockholders or AT&T expressly for use in the Registration Statement or the Prospectus.


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                  (ii) The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, at the time the Registration Statement became effective and at all times subsequent thereto up to each Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (iii) KPMG LLP, who are reporting upon the audited financial statements and schedules included or incorporated by reference in the Registration Statement, are independent accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) This Agreement has been duly authorized, executed and delivered by the Company.

                  (v) The consolidated historical financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and changes in financial position of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected consolidated financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

                  (vi) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with power and authority (corporate and other) under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                  (vii) The subsidiaries of the Company set forth on Schedule III are, as of the date hereof, all of the "Restricted Subsidiaries", as such term is defined in the indenture dated March 22, 2001, between CSC Holdings, Inc. (a wholly-owned subsidiary of the Company) and the Bank of New York, Trustee. The subsidiaries of the Company set forth on
         Schedule IV are "Unrestricted Subsidiaries", as such term is defined in such


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         indenture (the restricted subsidiaries and the unrestricted subsidiaries are hereinafter referred to collectively as the "Subsidiaries"). The Subsidiaries on Schedules III and IV with an asterisk by their names, together with CSC Holdings, Inc., are the only subsidiaries of the Company which had at December 31, 2000 assets in excess of 10% of the consolidated assets of the Company and its subsidiaries as at that date or had, in the aggregate, for the fiscal year then ended revenues or operating cash flow in excess of 10% of consolidated revenues or consolidated operating cash flow of the Company and its subsidiaries for such period (such Subsidiaries are referred to herein as the "Material Subsidiaries"). In making this determination, any subsidiary acquired after December 31, 2000 shall be deemed to have been acquired as of such date.

                  (viii) Each Material Subsidiary that is a corporation is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with power and authority (corporate and other) under such laws to own, lease and operate its properties and conduct its business; and each such Material Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of each Material Subsidiary that is a corporation have been duly authorized and validly issued and are fully paid and nonassessable and, except as disclosed on Schedule III or IV to this Agreement or as disclosed or contemplated by the Registration Statement, are owned by the Company, directly or through one or more subsidiaries, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity or encumbrance of any kind.

                  (ix) Each of the Material Subsidiaries in which the Company or a subsidiary of the Company is a limited or general partner (hereinafter called the "Partnerships") has been duly formed and is validly existing as a limited or general partnership, as the case may be, under the laws of its jurisdiction of organization, with full power and authority to own, lease and operate properties and conduct its business; all necessary filings with respect to the formation of the Partnerships as limited or general partnerships (as the case may be) have been made under such laws; and each of the Partnerships is duly qualified to transact business and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                  (x) The Company had, at September 30, 2001, duly authorized and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization"; the Rainbow Media Group Class A Common Stock conforms in all material respects to the description thereof contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.


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                  (xi) All of the outstanding shares of capital stock of the
         Company, including the Shares, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company, including the Shares, was issued in violation of the preemptive rights of any stockholder of the Company.

                  (xii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been
         (A) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change which the Company has reasonable cause to believe will involve any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, considered as one enterprise, or (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

                  (xiii) Neither the Company nor any Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, considered as one enterprise. The execution and delivery of this Agreement and the compliance by the Company with its obligations hereunder at each Closing Time shall have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under:

                           (A) any contract, indenture, mortgage, loan
                  agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, considered as one enterprise) or

                           (B) any existing applicable law, rule, regulation,
                  judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of its


                                       5
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                  properties (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, considered as one enterprise) or

                           (C) any material agreement or other material
                  instrument (including any franchise agreement, license, permit or other governmental authorization granted by the Federal Communications Commission (hereinafter called the "FCC"), The New York State Public Service Commission on Cable Television or any other governing body having jurisdiction over the Company's cable television operations) binding upon the Company or any of its Subsidiaries (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, considered as one enterprise).

                  (xiv) The statements in the Prospectus under "Risk Factors" and "Description of Rainbow Media Group Class A Tracking Stock", and the statements in the Company's annual report on Form 10-K, as supplemented and amended by the Company's Form 10-K/As, for the year ended December 31, 2000 (the "2000 Form 10-K"), which is incorporated by reference in the Prospectus, under "Business -- Competition -- Cable Television," "Business -- Regulation -- Cable Television" and "Business -- Regulation -- Programming and Entertainment", and in the Registration Statement in Item 15, and the statements cross-referenced therein, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, with respect to such legal matters, documents and proceedings, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                  (xv) Except as disclosed in the Prospectus, no authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act and the securities or the blue sky laws of the various states), is required for the execution, delivery or performance of this Agreement by the Company, except for any consent, approval, authorization, order or registration the failure of which to obtain or make or the absence of which would result in no material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                  (xvi) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary that the Company has reasonable cause to believe will result in any material adverse change in the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, considered as one enterprise, or that will materially and adversely affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that the Company has reasonable cause to believe will materially adversely affect the consummation of the transactions contemplated in this Agreement.


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
                  (xvii) There are no contracts or documents of a character required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement that are not described and filed as required.

                  (xviii) The Company and the Subsidiaries each has good and marketable title to all material properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; and any material real property and buildings under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere, to an extent material to the Company and its subsidiaries, considered as one enterprise, with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

                  (xix) Except as disclosed in the Prospectus, the Company and the Subsidiaries each owns, possesses or has obtained all material agreements, governmental licenses, permits, certificates, consents, orders, approvals and other material authorizations (including, without limitation, all material governmental authorizations and agreements with public utilities and microwave transmission companies and pole access and rental agreements) necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted; and neither the Company nor any Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

                  (xx) To the best knowledge of the Company and except as disclosed in the Prospectus, no labor problem exists with its employees or with employees of the Subsidiaries that could reasonably be expected to materially and adversely affect the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, considered as one enterprise.

                  (b) Each of the Selling Stockholders and AT&T represents and warrants to and agrees with the Company and each Underwriter, as follows:

                  (i) At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto become effective, at the Closing Time (and, if any Additional Shares are purchased, at the Additional Closing Time), (A) neither the Registration Statement nor any amendment or supplement thereto includes or will include an untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) neither the Prospectus nor any amendment or supplement thereto includes or will include an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty applies only to statements or omissions relating to such Selling Stockholder or to AT&T furnished to the Company in writing by or on


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         behalf of such Selling Stockholder or AT&T expressly for use in the
         Registration Statement or Prospectus.

                  (ii) Such Selling Stockholder has the full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder. The execution and delivery of this Agreement and the sale and delivery of the Shares to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by such Selling Stockholder with its obligations hereunder have been duly authorized by such Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note or other agreement or instrument to which such Selling Stockholder is a party or by which it may be bound, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of such Selling Stockholder or any law, order, rule or regulation applicable to such Selling Stockholder of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over such Selling Stockholder or its properties. AT&T has the full right, power and authority to enter into this Agreement and the execution and delivery of this Agreement have been duly authorized by AT&T and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note or other agreement or instrument to which AT&T is a party or by which it may be bound, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of AT&T or any law, order, rule or regulation applicable to AT&T of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over AT&T or its properties.

                  (iii) Such Selling Stockholder has and will at the Closing Time and, if any shares of Rainbow Media Group Class A Common Stock subject to the option described in Section 2(d) are purchased, at any Additional Closing Time, have good and marketable title to the Shares to be sold by such Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement and the Stockholders' Agreement dated March 4, 1998, as amended to the date hereof (as so amended, the "Stockholders Agreement"); and upon delivery of such Shares and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Shares purchased by it from such Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

                  (iv) Neither such Selling Stockholder nor AT&T has taken, or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.


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
                  (v) Except as disclosed in the Prospectus, no authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign, (other than under the 1933 Act and the securities or the blue sky laws of the various states) is required for the performance by such Selling Stockholder or AT&T of its obligations hereunder, or in connection with the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder or the consummation of the transactions contemplated by this Agreement.

                  (vi) Each Selling Stockholder and AT&T, on behalf of itself and its other subsidiaries, will agree not to engage in any transactions, directly or indirectly, involving Rainbow Media Group Class A Common Stock or any securities the value of which in whole or in part relates to or is based upon or which is exchangeable for or convertible into in whole or in part Rainbow Media Group Class A Common Stock, any derivative security of Rainbow Media Group Class A Common Stock or any other type of security in a monetization transaction of any of the Selling Stockholders' Rainbow Media Group Class A Common Stock for a period of 90 days from the Initial Closing Time; provided, however, that such Selling Stockholder and AT&T, on behalf of itself and its other subsidiaries, may transfer its Rainbow Media Group Class A Common Stock in whole or in part to (i) AT&T, (ii) one or more wholly-owned subsidiaries of AT&T, (iii) any trust which is beneficially wholly-owned by AT&T or one or more wholly-owned subsidiaries of AT&T, or (iv) three or fewer persons or entities or combinations thereof that have significant communications operations, including, without limitation, telecommunications and/or cable operations, and/or media operations, including, without limitation, entertainment operations, in private transfers. Any such transferee pursuant to the preceding sentence shall comply with the lock-up restrictions described herein and shall enter into a written agreement to such effect. Nothing in this paragraph shall limit AT&T or any transferee from participating in a take-over, business combination, tender offer or similar transaction, provided such transaction is approved by the Company's board of directors. The foregoing sentence shall not apply to the Shares to be sold hereunder.

                  (vii) The sale of the Shares pursuant to this agreement is not prompted by any material, non-public information in such Selling Stockholder's or AT&T's possession concerning the Company that would cause such sale to constitute a violation by such Selling Stockholder or AT&T of Rule 10b-5 promulgated under the Exchange Act.

                  (c) Any certificate signed by any officer of the Company or any Subsidiary delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of a Selling Stockholder as such and delivered to the Underwriters or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

                  Section 2. Sale and Delivery to the Underwriters; Closing. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, each of the Selling Stockholders, acting severally and not jointly, agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from such Selling Stockholder, at a purchase price equal to $ per share that proportion of the number of Firm Shares set forth in Schedule II opposite the name of such Selling Stockholder which the number of Firm Shares set forth in Schedule I opposite the name of such Underwriter, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Firm Shares.

                  (b) Payment of the purchase price for, and delivery of, the Firm Shares shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place in the City of New York, at 10:00 A.M. on , 2001, or at such other time not more than ten full Business Days thereafter as shall be agreed upon by the Company, the Selling Stockholders and the Underwriters, or as shall otherwise be provided in Section 10 (such date and time of payment and delivery being herein called the "Initial Closing Time"). In addition, in the event that any or all of the Additional Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Additional Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters, the Company and the Selling Stockholders on each Additional Closing Time, as hereinafter defined, as specified in the notice from the Underwriters to the Company and the Selling Stockholders.

                  (c) Payment shall be made to the Selling Stockholders by wire transfer of immediately available funds to a bank account designated by the Selling Stockholders, against delivery to the Underwriters for the respective accounts of the Underwriters of the certificates evidencing the Firm Shares to be purchased by them. Certificates evidencing the Firm Shares shall be in definitive form and shall be registered in such names and in such denominations as the Underwriters may specify at least two business days prior to the Closing Time by written notice to the Selling Stockholders.

                  (d) In addition, the Selling Stockholders, acting severally and not jointly, hereby grant to the Underwriters, severally and not jointly, the option to purchase up to an additional 1,914,750 Shares, in the respective amounts set forth in Schedule II as to each Selling Stockholder, at the same purchase price per Share to be paid by the Underwriters to the Selling Stockholders for the Firm Shares as set forth in Section 2(a) hereof, less an amount equal to any dividends or distributions declared by the Company and payable on the Additional Shares to the Selling Stockholders after the date hereof, for the sole purpose of covering over-allotments in the sale of the Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part (but not more than once), on or before the 30th day following the date of the Prospectus, by written notice by the Underwriters to the Company and the Selling Stockholders. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by the Underwriters, when the Additional Shares are to be delivered (such date and time of delivery is herein sometimes referred to as the "Additional Closing Time", the Initial Closing Time and the Additional Closing Time are each hereafter referred to as a "Closing Time"); provided, however, that the Additional Closing Time shall not be earlier than the Initial Closing Time in respect of the Firm Shares or earlier than the third full business day (or one full business day if the Additional Closing Time will occur simultaneously with the Initial Closing Time) after the date on which the option shall have been exercised nor later than the seventh full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). The Additional Shares shall be registered in such names and in such denominations as the Underwriters may request in writing at least two full business days prior to the Additional Closing Time.

                  The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 10 hereof) bears to 12,765,000 subject, however, to such adjustments to eliminate any fractional shares as the Underwriters in their sole discretion shall make.

                  Payment for the Additional Shares shall be made to the Selling Stockholders in the manner specified in Section 2(c) against delivery to the Underwriters of the certificates evidencing the Additional Shares, for the respective accounts of the Underwriters.

                  Section 3. Certain Covenants of the Company. The Company covenants with each Underwriter as follows:

                  (a) The Company will comply with the requirements of Rule 430A and will promptly effect the filing necessary pursuant to Rule 424(b). The Company has furnished or will furnish to the Underwriters as many copies of any preliminary prospectus and the Prospectus as the Underwriters reasonably request.

                  (b) During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, the Company will, subject to Section 3(c), file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act subsequent to the time the Registration Statement becomes effective.

                  (c) During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, the Company will inform the Underwriters of its intention to file any amendment to the Registration Statement, any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus; will furnish the Underwriters with copies of any such amendment, supplement or other document a reasonable time in advance of filing; and will not file any such amendment, supplement or other document in a form to which the Underwriters shall reasonably object.

                  (d) During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, the Company will notify the Underwriters immediately, and confirm the notice in writing (with respect to clause (i), upon request), (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iii) of any request by the Commission to amend the Registration Statement or any supplement to the Prospectus or for additional information relating thereto and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or to the Company's knowledge, the threatening of any proceedings for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (e) The Company has furnished or will furnish to the Underwriters one copy of the originally executed Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and a copy of all originally executed consents and certificates of experts, and has furnished or will furnish to each of the Underwriters as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated or deemed to be incorporated by reference into the Prospectus but without exhibits) as the Underwriters may reasonably request.

                  (f) The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

                  (g) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby (90 calendar days in the case the period corresponds to the fiscal year of the Company), an earnings statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations), covering a period of 12 months beginning after the effective date of the Registration Statement and covering a period of 12 months beginning after the effective date of any post-effective amendment to the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date.

                  (h) The Company will use its reasonable best efforts to comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations. If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares any event shall occur or condition exist as a result of which it is necessary to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(d), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

                  (i) For a period of three years after the Initial Closing Time, the Company will furnish to the Underwriters copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders generally.

                  (j) The Company will not be or become, at any time prior to the expiration of three years after the Initial Closing Time, an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

                  (k) The Company will not, without the prior written consent of the Underwriters offer, sell, contract to sell or otherwise dispose of any Rainbow Media Group Class A Common Stock (except for shares issuable upon conversion of securities or exercise of warrants and options outstanding as of the date of the Prospectus or pursuant to employee benefit plans), warrants, rights or options convertible into or exercisable or exchangeable for Rainbow Media Group Class A Common Stock (except for rights or options pursuant to employee benefit plans existing on the date of the Prospectus) at any time for a period of 90 days after the date of the Prospectus.

                  Section 4. Payment of Expenses. The Company and the Selling Stockholders will pay and bear all costs and expenses incident to the performance of their respective obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectus and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the preparation, printing and distribution of this Agreement, the Shares and any Blue Sky Survey, (c) the delivery of the Shares to the Underwriters, (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Shares under the applicable securities laws in accordance with Section 3(f) and any filing for review of the offering with the National Association of Securities Dealers, Inc., including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith, and in connection with any Blue Sky Survey, and (f) the fees and expenses of any transfer agent and registrar for the Shares.

                  If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or 9(a)(i), the Selling Stockholders shall reimburse the Underwriters for their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

                  The provisions of this Section shall not affect any agreement that the Company, on the one hand, and the Selling Stockholders, AT&T or AT&T Broadband LLC, on the other hand, may make for the sharing of such costs and expenses.

                  Section 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Firm Shares and the Additional Shares, if any, at each Closing Time, that they have respectively agreed to purchase hereunder are subject to the accuracy, as of such Closing Time, of the representations and warranties of the Company and the

Selling Stockholders contained herein or in certificates of any officer of the Company or any Subsidiary or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following further conditions:

                  (a) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at such Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. A prospectus containing the Rule 430A information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule
430A).

                  (b) At such Closing Time, the Underwriters shall have received a signed opinion of Sullivan & Cromwell, counsel for the Company, dated as of such Closing Time, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                  (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

                  (ii) The Shares sold by the Selling Stockholders pursuant to the provisions of this Agreement on such Closing Time have been duly authorized and validly issued and are fully paid and non-assessable.

                  (iii) The execution and delivery of this Agreement by the Company, and the compliance by the Company with the terms of this Agreement do not and will not result in any violation of the Certificate of Incorporation or By-laws of the Company, in each case as in effect as of such Closing Time.

                  (iv) This Agreement has been duly authorized, executed and delivered by the Company.

                  Such counsel shall also furnish the Underwriters with a letter to the effect that as counsel to the Company, they reviewed the Registration Statement and the Prospectus, participated in discussions with representatives of the Underwriters and those of the Company and its accountants and advised the Company as to the requirements of the 1933 Act and the applicable rules and regulations thereunder; between the date of the Prospectus and such Closing Time, such counsel participated in further discussions with representatives of the Underwriters and those of the Company and its accountants in which the contents of certain portions of the Prospectus and related matters were discussed and reviewed, reviewed certain documents filed by the Company with the Commission, certificates of certain officers of the Company and the Selling Stockholders, an opinion addressed to the Underwriters from Robert S. Lemle, Esq., Vice Chairman, General Counsel and Secretary for the Company, and a letter from the Company's independent accountants; on the basis of the information that such counsel gained in the course of the performance of the services referred to above, considered in the light of such counsel's understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience such counsel have gained through their practice under the 1933 Act, they confirm to the Underwriters that, in such counsel's opinion, the Registration Statement, as of its effective date, and the Prospectus, as of the date of the Prospectus (and any amendment to the Registration Statement or supplement to the Prospectus, as of its respective effective or issue date), appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder; further, nothing that came to such counsel's attention in the course of such review has caused such counsel to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; also, nothing that came to the attention of such counsel in the course of the procedures described in the second clause of this paragraph has caused such counsel to believe that the Prospectus, as of such Closing Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such counsel shall state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for those made under the captions "Description of Rainbow Media Group Class A Tracking Stock" and "Underwriting" in the Prospectus insofar as they relate to provisions of documents therein described; also, such counsel need express no opinion or belief as to the financial statements or other financial data contained in the Registration Statement or the Prospectus or as to the description of statutes, regulations, proceedings or matters referred to in Section 5(d) hereof.

                  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and no opinion as to federal or state laws relating to communications and telecommunications, including laws which regulate individuals, companies or businesses because such entities provide communications or telecommunications services, including the provision of cable television services or telephone services. Such counsel may also state that they have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by them to be responsible.

                  (c) At such Closing Time, the Underwriters shall have received a signed opinion of Robert S. Lemle, Esq., Vice Chairman, General Counsel and Secretary for the Company, in form and substance satisfactory to counsel to the Underwriters, to the effect that:

                  (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus.

                  (ii) The Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                  (iii) Each Material Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business. Each Material Subsidiary that is a partnership is duly organized under the laws of the jurisdiction of its organization.

                  (iv) The number of authorized shares of capital stock of the Company is as set forth in the Prospectus under the heading "Capitalization".

                  (v) All of the outstanding shares of capital stock of each Material Subsidiary that is a corporation have been duly authorized and validly issued and are fully paid and nonassessable; except as set forth on Schedules III and IV to this Agreement or as disclosed in or as contemplated by the Prospectus, all of such shares are owned by the Company, directly or through one or more subsidiaries, free and clear of any material pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; no holder thereof is subject to personal liability under the certificate of incorporation or by-laws of the respective Material Subsidiary or the corporation law of the jurisdiction in which such Material Subsidiary is organized by reason of being such a holder and none of such shares was issued in violation of the preemptive rights of any stockholder of such Material Subsidiary under the certificate of incorporation or by-laws of such Material Subsidiary or the corporation law of the jurisdiction in which such Material Subsidiary is organized.

                  (vi) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or may be a party, or of which any of their properties are or may be the subject, of a character which are required to be disclosed in the Registration Statement, the Prospectus, the 2000 Form 10-K or any Form 10-Q of the Company, other than those disclosed therein or in any amendments thereto.

                  (vii) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Time (other than the financial statements and related schedules therein and any untrue statement or omission of a material fact contained therein which was corrected in the Prospectus, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder; and he has no reason to believe that such documents, considered together, as of the date of the Prospectus or as of such Closing Time, contained or contain an untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (viii) Such counsel does not know of any contracts or documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.

                  (ix) To the knowledge of such counsel, no default exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement or any subsequent Form 10-Q of the Company, which default would have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, considered as one enterprise.

                  (x) The execution and delivery by the Company of this Agreement and the compliance by the Company with its obligations under this Agreement, will not conflict with the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument (including any franchise agreement, license, permit or other governmental authorization granted by the FCC, The New York State Public Service Commission on Cable Television or any other federal or New York State governing body having jurisdiction over the Company's cable television operations) known to such counsel to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, which conflict, breach, violation or default would have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any federal, New York or Delaware General Corporation Law statute or any order, rule or regulation known to such counsel of any federal, New York or Delaware court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their properties, which violation in each case would have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except with respect to such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

                  (xi) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company under the Company's Certificate of Incorporation or By-Laws or the Delaware General Corporation Law.

                  In rendering such opinion, such counsel may state that he expresses no opinion as to any matters governed by any laws of any jurisdiction other than the federal laws of the United States (other than federal communications laws, as to which such counsel need express no opinion), the laws of the State of New York and the General Corporation Law of the State of Delaware. In giving such opinion, such counsel may rely, as to all matters governed by the laws of any other jurisdiction, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Underwriters, in which case the opinion shall state that he believes the Underwriters and he are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, he has relied upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

                  (d) At such Closing Time, the Underwriters shall have received a signed opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., as special communications counsel to the Company, in form and substance satisfactory to counsel to the Underwriters, to the effect that:

                  (i) The approvals, if any, required to be obtained from the FCC to consummate the transactions contemplated by this Agreement have been obtained and are in full force and effect.

                  (ii) Such counsel does not know of any federal communications and copyright statutes that are principally directed to the regulation of cable properties applicable to the Company that are not described in the Prospectus but would be material and relevant to the business of the Company, and the descriptions in the Prospectus of such statutes therein described are accurate and fairly summarize the information shown.

                  (iii) The information in the Registration Statement and Prospectus under the captions "Risk Factors -- Our business is subject to extensive government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do", "Risk Factors -- Recent FCC and Congressional issues may effect our businesses," "Risk Factors -- Our financial performance may be harmed by the significant and credible risk of competition in our cable television business" and "Risk Factors -- The Rainbow Media Group's business is limited by regulatory constraints" and in the 2000 Form 10-K under the captions "Business -- Competition -- Cable Television," "Business -- Regulation -- Cable Television" and "Business -- Regulation -- Programming and Entertainment", to the extent that such sections describe statutes, regulations and governmental proceedings or matters involving federal communications and copyright law and policy and the impact thereof on the business in which the Company and its subsidiaries are engaged, has been reviewed by them and fairly represents the communications and copyright law described therein applicable to the Company and its subsidiaries as disclosed in the Prospectus and material and relevant to the business of the Company and its subsidiaries.

                  In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the District of Columbia, the federal law of the United States and the corporate law of the State of Delaware, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Underwriters, in which case the opinion shall state that they believe the Underwriters and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

                  (e) At such Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Davis Polk & Wardwell, counsel for the Selling Stockholders and AT&T, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                  (i) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any U.S. court or governmental authority or agency (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which such counsel need express no opinion), is necessary or required to be obtained by the Selling Stockholders or AT&T for the performance by each of the Selling Stockholders and AT&T of its respective obligations under the Underwriting Agreement, or in connection with the offer, sale or delivery of the Shares by each Selling Stockholder.

                  (ii) The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Stockholder and AT&T.

                  (iii) The execution, delivery and performance of the Underwriting Agreement and the sale and delivery of the Shares and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement and compliance by the Selling Stockholders and AT&T with their obligations under the Underwriting Agreement have been duly authorized by all necessary action on the part of the Selling Stockholders and AT&T and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares pursuant to, the Stockholders Agreement.

                  (iv) Upon payment for the Shares as provided in this Agreement, the delivery of the Shares to Cede & Co. ("Cede") or such other nominee as may be designated by The Depositary Trust Company ("DTC"), the registration of the Shares in the name of Cede or such other nominee and the crediting of the Shares on the records of DTC to security accounts in the name of such Underwriter (assuming that neither DTC nor such Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the "UCC")) to the Shares or any security entitlement in respect thereof), (A) DTC shall be a "protected purchaser" of the Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, such Underwriter will acquire a security entitlement in respect of the Shares and (C) no action based on any "adverse claim" (as defined in Section 8-102 of the UCC) to such security entitlement may be asserted against such Underwriter.

                  (f) At such Closing Time, the Underwriters shall have received the favorable opinion of Shearman & Sterling, counsel for the Underwriters, dated as of such Closing Time, to the effect that the opinions delivered pursuant to Sections 5(b), 5(c), 5(d) and 5(e) appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by the Underwriters, and with respect to the incorporation and legal existence of the Company, the Shares sold by the Selling Stockholders pursuant to this Agreement, the Registration Statement, the Prospectus, the documents incorporated by reference therein and such other related matters as the Underwriters may require. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and no opinion as to federal or state communications laws. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

                  (g) At such Closing Time, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and, in all material respects, shall conform to the requirements of the 1933 Act and the 1933 Act Regulations and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change or any development involving a prospective material adverse change in or affecting the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, considered as one enterprise, (iii) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Time and (iv) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate as though expressly made at and as of such Closing Time. At such Closing Time, the Underwriters shall have received a certificate of the Chief Executive Officer, the President, a Vice Chairman or a Vice President, and the Treasurer or Controller, of the Company, dated as of such Closing Time, to such effect.

                  (h) At such Closing Time, the Underwriters shall have received a certificate from each Selling Stockholder, dated as of such Closing Time, to the effect that (i) the representations and warranties of such Selling Stockholder set forth in Section 1(b) shall be accurate as though expressly made at and as of such Closing Time and (ii) such Selling Stockholder shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Time.

                  (i) The Underwriters shall have received from KPMG LLP (i) at the time of execution of this Agreement, a letter dated the date hereof and delivered in accordance with Statement on Auditing Standards No. 72, as amended, in form and substance satisfactory to the Underwriters and (ii) at each Closing Time, a letter, dated as of such Closing Time, to the effect that KPMG LLP reaffirms the statements made in the letter furnished pursuant to
Section 5(i)(i) hereof, except that the specified date referred to shall be a date not more than five business days prior to such Closing Time.

            (j) At such Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and the matters referred to in Section 5(f) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company and the Selling Stockholders, the performance of any of the covenants of the Company and the Selling Stockholders, or the fulfillment of any of the conditions herein contained.

            (k) At the Closing Time, the Underwriters shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule V hereto.

            If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Underwriters on notice to the Company and the Selling Stockholders at any time at or prior to such Closing Time, and such termination shall be without liability of any party to any other party, other than pursuant to Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

            Section 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by (i) any Underwriter expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (ii) the Selling Stockholders or AT&T, or on behalf of the Selling Stockholders or AT&T, expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the prospectus (or any amendment or supplement thereto).

            The foregoing indemnity with respect to any untrue statement contained in or any omission from the preliminary prospectus, shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any loss, claim, damage, liability or litigation arising from the sale of Shares to any person by such Underwriter if such Underwriter failed to send or give a copy of the Prospectus, as the same may be supplemented or amended, to such person within the time required by the 1933 Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact in such preliminary prospectus was corrected in the Prospectus, unless such failure resulted from noncompliance by the Company with its obligations hereunder to furnish the Underwriters with copies of the Prospectus.

            (b) Each Selling Stockholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only with reference to information relating to such Selling Stockholder or AT&T furnished in writing by or on behalf of such Selling Stockholder or AT&T expressly for use therein and such indemnification being limited to the amount of net proceeds received from the sale of such Selling Stockholder's Shares by the Underwriters;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission referred to in (i) above, or any such alleged untrue statement or omission, if any such settlement is effected with the written consent of such Selling Stockholder; and

            (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission referred to in (i) above, to the extent that any such expense is not paid under subparagraph (i) or (ii) above.

            The foregoing indemnity with respect to any untrue statement contained in or any omission from the preliminary prospectus, shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any loss, claim, damage, liability or litigation arising from the sale of Shares to any person by such Underwriter if such Underwriter failed to send or give a copy of the Prospectus, as the same may be supplemented or amended, to such person within the time required by the 1933 Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact in such preliminary prospectus was corrected in the Prospectus.

            (c) Each Underwriter severally agrees to indemnify and hold harmless the Company, each Selling Stockholder, the directors of the Company, officers of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Stockholders within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity agreement in Section 6(a) or
Section 6(b), as applicable, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any preliminary prospectus or in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto), or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (d) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

            (e) The provisions of this Section 6 shall not affect any agreement between the Company, on the one hand, and the Selling Stockholders, AT&T or AT&T Broadband LLC, on the other hand, with respect to indemnification.

            Section 7. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Selling Stockholders and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, the Selling Stockholders and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount hereunder with respect to the offering of the Shares bears to the purchase price of the Shares, and the Company and the Selling Stockholders are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director or officer of the Company or the Selling Stockholders and each person, if any, who controls the Company or the Selling Stockholders within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company and the Selling Stockholders, respectively.

            The contribution provisions contained in this Section 7 do not affect any agreement between the Company, on the one hand, and the Selling Stockholders, AT&T or AT&T Broadband LLC, on the other hand, with respect to contribution.

            Section 8. Agreements to Survive Delivery. The indemnities, agreements and other statements of the Company, the Selling Stockholders and AT&T or their respective officers, and of the Underwriters set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, the Selling Stockholders, AT&T or any Underwriter or controlling person within the meaning of Section 15 of the 1933 Act and will survive delivery of and payment for the Shares.

            Section 9. Termination of Agreement. (a) The Underwriters may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, considered as one enterprise, or (ii) if trading in securities of the Company or generally on the New York Stock Exchange shall have been materially suspended or materially limited or minimum prices shall have been established on such Exchange (which shall not include trading suspensions or limitations resulting from the operation of General Rules 80A and 80B of such Exchange, as amended or supplemented), or (iii) a banking moratorium shall have been declared by either federal or New York State authorities, or (iv) the United States shall have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war, or there shall have occurred any other calamity or crisis, the effect of which (in either event) on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriters, impracticable or inadvisable to proceed with the offering or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

            (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

            Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Initial Closing Time or at any Additional Closing Time to purchase the Firm Shares or Additional Shares hereunder that it or they are obligated to purchase pursuant to this Agreement (the "Defaulted Shares"), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, the Underwriters have not completed such arrangements within such 24-hour period, then:

                  a) if the aggregate number of Defaulted Shares does not exceed 10% of the aggregate number of shares of the Firm Shares or Additional Shares, as the case may be, to be purchased pursuant to this Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the respective proportions that the number of Firm Shares or Additional Shares set forth opposite the names of such non-defaulting Underwriters in Schedule I bears to the total aggregate number of Firm Shares or Additional Shares set forth opposite the names of such non-defaulting Underwriters, or

                  b) if the aggregate number of Defaulted Shares exceeds 10% of the aggregate number of the Firm Shares or Additional Shares, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

            No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

            In the event of any such default that does not result in a termination of this Agreement, the Underwriters, the Company or the Selling Stockholders shall have the right to postpone such Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

            Section 11. Guarantee of AT&T. AT&T agrees to guarantee full payment and complete performance of any and all obligations of the Selling Stockholders under this Agreement.

            Section 12. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Banc of America Securities LLC, 9 West 57th Street, 22nd Floor, New York, NY 10019, attention of Jeremy Radtke; Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, attention of Simon J. Wainwright; Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, attention of Toby Norris; and Salomon Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, attention of Jeanne Campanelli, notices to the Company shall be directed to it at Cablevision Systems Corporation, 1111 Stewart Avenue, Bethpage, New York 11714, attention of Robert S. Lemle, Esq., Vice Chairman, Secretary and General Counsel, with a copy to Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, attention of John P. Mead, Esq. and notices to the Selling Stockholders and AT&T shall be directed to them at AT&T Corp., 295 North Maple Avenue, Basking Ridge, NJ 07920, attention of Edward Dwyer, Treasurer.

            Section 13. Parties. This Agreement is made solely for the benefit of the several Underwriters, the Company, the Selling Stockholders and, to the extent expressed, any person controlling the Company or the Selling Stockholders or any of the Underwriters within the meaning of Section 15 of the 1933 Act, and the directors and officers of the Company, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 10, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several Underwriters of the Shares. All of the obligations of the Underwriters hereunder are several and not joint.

            Section 14. Governing Law and Time. This Agreement shall be governed by the laws of the State of New York. Specified times of the day refer to New York City time.

            Section 15. Captions. The captions included in this Agreement are included solely for convenience of reference and are not considered to be part of this Agreement.

            Section 16. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

            If the foregoing is in accordance with the Underwriters' understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Selling Stockholders, AT&T and the Underwriters in accordance with its terms.

                                            Very truly yours,


                                            CABLEVISION SYSTEMS
                                               CORPORATION

                                            By
                                              ----------------------------------
                                                   Name and Title:


                                            AT&T BROADBAND CSC II, INC.

                                            By
                                              ----------------------------------
                                                   Name and Title:


                                            AT&T BROADBAND CSC HOLDINGS, INC.

                                            By
                                              ----------------------------------
                                                   Name and Title:


                                            AT&T CORP.

                                            By
                                              ----------------------------------
                                                   Name and Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

BANC OF AMERICA SECURITIES LLC
BEAR, STEARNS & CO. INC.
MERRILL LYNCH & CO.
    MERRILL LYNCH, PIERCE, FENNER & SMITH
        INCORPORATED
SALOMON SMITH BARNEY INC.


By
   ---------------------------------

By
  ----------------------------------
       Name and Title:

                                   SCHEDULE I

                                  UNDERWRITERS

                  Underwriters                             Number of Firm
                                                       Shares to be Purchased
Banc of America Securities LLC

Bear, Stearns & Co. Inc.

Merrill Lynch Pierce, Fenner & Smith
Incorporated

Salomon Smith Barney Inc.
                                                                ----------
Total                                                           12,765,000
                                                                ==========


                                 Schedule I - 1

                                   SCHEDULE II

                              SELLING STOCKHOLDERS


      Selling Stockholder          Number of Firm         Number of Additional
                                 Shares to be Sold         Shares to be Sold
AT&T Broadband CSC II,
Inc.

AT&T Broadband CSC
Holdings, Inc.
                                      ----------                ---------
Total                                 12,765,000                1,914,750
                                      ==========                =========


                                 Schedule II - 1

                                  SCHEDULE III

                             RESTRICTED SUBSIDIARIES
                            (* - material subsidiary)

        151 Fulton Street Corporation
        A-R Cable Services - NY, Inc.
        Arsenal MSub 2 Inc.
        Cablevision Area 9 Corporation
        Cablevision Fairfield Corporation
        Cablevision Lightpath, Inc.
        Cablevision MFR, Inc.
        Cablevision of Brookhaven, Inc.
        Cablevision of Brookline, Inc.
        Cablevision of Cleveland G.P., Inc.
        Cablevision of Cleveland L.P., Inc.
        Cablevision of Cleveland, L.P.
        Cablevision of Connecticut Corporation
        Cablevision of Connecticut Limited Partnership
        Cablevision of Hudson County, Inc.
        Cablevision of Litchfield, Inc.
        Cablevision of Monmouth, Inc.
        Cablevision of New Jersey, Inc.
        Cablevision of Newark
        Cablevision of Oakland, Inc.
        Cablevision of Ossining Limited Partnership (f/k/a Cablevision of
           Brookline LP)
        Cablevision of Paterson, Inc.
        Cablevision of Rockland/Ramapo, Inc.
        Cablevision of Southern Westchester, Inc.
        Cablevision of the Midwest Holding, Inc.
        Cablevision of Wappingers Falls, Inc. (f/k/a Cablevision of Boston,
           Inc.)
        Cablevision of Warwick, Inc.
        Cablevision Systems Brookline Corporation
        Cablevision Systems Dutchess Corporation
        Cablevision Systems East Hampton Corporation
        Cablevision Systems Great Neck Corporation
        Cablevision Systems Huntington Corporation
        Cablevision Systems Islip Corporation
        Cablevision Systems Long Island Corporation
* Cablevision Systems New York City Corporation (f/k/a NYC LP Corp.) Cablevision Systems of Southern Connecticut Limited Partnership


                                 Schedule III - 1

                                  SCHEDULE III

                             RESTRICTED SUBSIDIARIES
                            (* - material subsidiary)

        Cablevision Systems Suffolk Corporation
        Cablevision Systems Westchester Corporation
        Communications Development Corporation
        CSC Acquisition - MA, Inc.
        CSC Acquisition - NY, Inc.
        CSC Acquisition Corporation
        CSC Gateway Corporation
        CSC TKR, Inc.
        CSC TKR I, Inc.
        KRC/CCC Investment Partnership
        Montague Cable Company, Inc.
        Petra Cablevision Corporation
        Samson Cablevision Corp.
        Suffolk Cable Corporation
        Suffolk Cable of Shelter Island, Inc.
        Suffolk Cable of Smithtown, Inc.
        Telerama, Inc.


                                 Schedule III - 2

                                   SCHEDULE IV
                            UNRESTRICTED SUBSIDIARIES
                            (* - material subsidiary)

        AC Productions West, Inc.
        AC Productions, Inc.
        ACEP LLC
        American Catholic Enterprises At The Movies Productions East LLC American Catholic Enterprises Chat Productions East LLC
        American Catholic Enterprises Hub Productions East LLC
        American Catholic Enterprises Masters Productions East LLC American Catholic Enterprises News Productions East LLC
        American Catholic Enterprises Productions East LLC
        American Catholic Enterprises Studios Productions East LLC American Catholic LLC
        AMC II Holding Corporation (1)
        AMC Productions, Inc. (1)
        American Movie Classics Company (1)
        American Movie Classics Holding Corporation (1)
        American Pop, LLC
        American Sports Classics, L.L.C.
        BirdSight LLC
        BirdSight Productions LLC
        Bravo Acquisition Company LLC
        Bravo Company
        Bravo Holding Corporation
        Bravo II Holding Corporation
        Bravo Programming, Inc.
        Cable Networks, Inc.
        CSC Sterling Holdings, LLC
        Foxwatch Productions, Inc.
        Garden Programming, L.L.C.
        IFC Entertainment LLC
        IFC Films LLC
        IFC Productions I L.L.C.
        IFC Programming, Inc.
        IFC Theatres, LLC
*       Madison Square Garden, L.P. (2)
        Madison Square Garden CT, LLC
        Maximum Science LLC
        Maximum Science Productions LLC
        Metro Channel, L.L.C.
        Metro Channel Holdings I, LLC
        Metro Channel Holdings II, LLC


                                 Schedule IV - 1

                                   SCHEDULE IV
                            UNRESTRICTED SUBSIDIARIES
                            (* - material subsidiary)

        Metro Channel Productions, LLC
        MSG Aircraft Leasing, LLC
        MSG Boxing, LLC
        MSG Eden Corporation
        MSG Flight Operations, LLC
        MSG/TJF Scarlet Productions, LLC
        MuchMusic U.S.A. Venture
        National Advertising Partners
        National PSNA Holdings I, LLC
        National PSNA Holdings II, LLC
        National Sports Partners
        News 12.com, Inc. (f/k/a Neighborhood News Holdings, Inc.) News 12 Holding Corporation
        News 12 II Holding Corporation
        News 12 New Jersey L.L.C.
        News 12 The Bronx, LLC
        News 12 The Bronx Holding Corporation
        Next Wave Films, L.L.C.
        New England Sea Wolves, L.L.C.
        New York Rangers Enterprises Company
        New York Metro LLC
        Prime SportsChannel Networks Associates
        Radio City Networks LLC
        Radio City Networks Holdings I, LLC
        Radio City Networks Holdings II, LLC
        Radio City Productions, L.L.C.
        Radio City Trademarks, L.L.C.
        Rainbow Advertising Holdings, LLC
        Rainbow Advertising Sales Corporation
        Rainbow CT Holdings, Inc.
        Rainbow DBS Holdings, Inc.
        Rainbow Films Holding LLC
        Rainbow Garden Corp.
        Rainbow Media Group, LLC
*       Rainbow Media Holdings, Inc.
        Rainbow MM Holdings Corporation
        Rainbow MM Holdings II Corporation
        Rainbow National Sports Holdings, LLC
        Rainbow Network Communications
        Rainbow News 12 Company


                                Schedule IV - 2

                                   SCHEDULE IV
                            UNRESTRICTED SUBSIDIARIES
                            (* - material subsidiary)

        Rainbow NJ Holdings, Inc.
        Rainbow NJ Holdings II, Inc.
*       Rainbow Regional Holdings, LLC
        Rainbow Regional Sports News Holdings, LLC
        Rainbow Travel, Inc.
        Rainbow Westchester Holdings, Inc.
        RCE Humbug Productions LLC
        RCE/4KE Productions LLC
        Regional Chicago Holdings, LLC
        Regional Cincinnati Holdings I, LLC
        Regional Cincinnati Holdings II, LLC
*       Regional MSG Holdings, LLC
        Regional NE Holdings I, LLC
        Regional NE Holdings II, LLC
        Regional Ohio Holdings I, LLC
        Regional Ohio Holdings
        II, LLC Regional Pacific Holdings, LLC
*       Regional Programming Partners
        RNC Holding Corporation
        RNC II Holding Corporation
        RRH I, LLC
        RRH II, LLC
        SC Florida Holding Company, L.L.C.
        Soccer/USA Partners, L.P.
        SportsChannel America Soccer, Inc.
        SportsChannel Associates (2)
        SportsChannel Chicago Associates
        SportsChannel Cincinnati Associates
        SportsChannel Florida Associates
        SportsChannel Florida Holding Company L.L.C.
        SportsChannel New England Limited Partnership
        SportsChannel Ohio Associates
        SportsChannel Pacific Associates
        SportsChannel Ventures, Inc.
        Sterling Digital LLC
        The 31st Street Company, L.L.C.
        The Independent Film Channel LLC
        WE:  Women's Entertainment LLC (f/k/a Romance Classics, LLC)
        WE:  Women's Entertainment Productions, Inc. (f/k/a Romance Classics
          Productions, Inc.) (1)
        WSN, LLC


                                Schedule IV - 3

                                   SCHEDULE IV
                            UNRESTRICTED SUBSIDIARIES
                            (* - material subsidiary)

        1015 Tiffany Street Corporation
        1070 Jericho Turnpike Corp.
        111 New South Road Corporation
        1111 Stewart Corporation
        1144 Route 109 Corp.
        389 Adams Street Corporation
        Cablevision Digital Development, LLC
*       Cablevision Electronics Investments, Inc.
        Cablevision Lightpath - CT, Inc.
        Cablevision Lightpath - MA, Inc.
        Cablevision Lightpath - MI, Inc.
        Cablevision Lightpath - NJ, Inc.
        Cablevision Lightpath - NY, Inc.
        Cablevision Lightpath - OH, Inc.
        Cablevision NYI L.L.C.
        Cablevision PCS Investment, Inc.
        Cablevision PCS Management, Inc.
        Cablevision Real Estate Corporation
        Coram Route 112 Corporation
        CCG Holdings, Inc.
        CCC Cobble Hill Cinema Corp.
        CCC Franklin Square Cinema Corp.
        CSC @Security Holding, LLC
        CSC At Home Holding Corporation
        CSC Charter Holdings I, Inc.
        CSC Charter Holdings II, Inc.
        CSC Charter Holdings III, Inc.
        CSC Investments, Inc.
        CSC LF Holdings, LLC
        CSC Metro Cinema LLC
        CSC Nassau, Inc.
        CSC Ohio Holdings I, Inc.
        CSC Ohio Holdings II, Inc.
        CSC Ohio Holdings III, Inc.
        CSC Optimum Holdings, LLC
        CSC Safe Holdings, LLC
        CSC T Holdings, Inc.
        CSC T Holdings, I, Inc.
        CSC T Holdings, II, Inc.
        CSC T Holdings, III, Inc.
        CSC T Holdings, IV, Inc.


                                Schedule IV - 4

                                   SCHEDULE IV
                            UNRESTRICTED SUBSIDIARIES
                            (* - material subsidiary)


        CSC T Holdings, V, Inc.
        CSC T Holdings VI, Inc.
        CSC Technology, Inc. (f/k/a CSC Realty, Inc.)
        CSC Transport, Inc.
        CSC Transport II, Inc.
        CSC Transport III, Inc.
        CSC Transport IV, Inc.
        Frowein Road Corporation
        Knollwood Development Corp.
        NCC LP Corp.
        PVI Holding, LLC
        The New York Interconnect L.L.C.
        U.S. Cable Television Group, L.P.






-----------------------------

1 Shares of AMC Productions, Inc., We: Women's Entertainment Productions, Inc. and partnership interests in American Movie Classics Company held by AMC II Holding Corporation ("AMC II") and American Movie Classics Holding Corporation ("AMCHC") are pledged to Toronto Dominion under the terms of a Stock Pledge Agreement, dated as of April 2, 1997, between American Movie Classics Holding Company and Toronto Dominion (Texas), Inc., as agent for the Banks and a Partners Pledge Agreement, dated as of April 2, 1997, by and between AMC II and AMCHC and Toronto Dominion (Texas), Inc..

2 All of the capital stock, partnership interests or limited liability company interests are pledged under the Credit Party Pledge Agreement, dated as of June 6, 1997 to the Madison Square Garden, L.P. Credit Agreement.


                                Schedule IV - 5

                                   SCHEDULE V


                         PERSONS TO EXECUTE AND DELIVER
                                LOCK-UP AGREEMENT

Charles F. Dolan
James L. Dolan
William J. Bell
Robert S. Lemle
Andrew B. Rosengard
Sheila A. Mahony
Margaret Albergo
Thomas C. Dolan
Charles D. Ferris
Richard H. Hochman
Victor Oristano
Vincent Tese
Patrick F. Dolan
John Tatta

                                 Schedule V - 1

                                    EXHIBIT A

                            FORM OF LOCK-UP AGREEMENT

      The undersigned, being [an executive officer][a director] of Cablevision Systems Corporation ("Cablevision"), understands that Banc of America Securities LLC, Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") have entered into (i) an underwriting agreement (the "Common Stock Secondary Underwriting Agreement") among Cablevision, the selling stockholders named therein, AT&T Corp. and the underwriters named therein (the "Common Stock Secondary Underwriters") providing for the public offering of shares of Rainbow Media Group Class A Common Stock, par value $.01 per share, of Cablevision ("Rainbow Media Group Class A Common Stock") and (ii) an underwriting agreement (the "Equity Trust Securities Underwriting Agreement") among Equity Securities Trust II (the "Trust"), Cablevision, the selling stockholders named therein, AT&T Corp. and the underwriters named therein (the "Equity Trust Securities Underwriters") providing for the public offering of shares of beneficial interest in the Trust. Each of Section 5(k) of the Common Stock Secondary Underwriting Agreement and Section 10(r) of the Equity Trust Securities Underwriting Agreement provides for the delivery of this lock-up agreement as a condition to the closing contemplated thereby.

      In connection therewith, the undersigned hereby agrees, except as set forth in the next succeeding paragraph, not to offer, sell, contract to sell or otherwise dispose of, or transfer, any Rainbow Media Group Class A Common Stock or warrants, rights, options or other securities convertible into or exchangeable for Rainbow Media Group Class A Common Stock (collectively, "Rainbow Media Group Securities") until , 2002 without first obtaining the written consent of Cablevision Systems Corporation and one of the Underwriters, on behalf of the Common Stock Secondary Underwriters and the Equity Trust Securities Underwriters.

      Notwithstanding the foregoing, the undersigned may offer, sell, contract to sell or otherwise dispose of, or transfer Rainbow Media Group Securities (i) as a bona fide gift, (ii) as a bona fide pledge to a third party to secure borrowings, (iii) to any trust, family limited partnership or similar entity for the direct or indirect benefit of the undersigned or the family members of the undersigned, provided that the trust, family limited partnership or similar entity agrees to be bound by the restrictions set forth herein, or (iv) following the exercise of options granted pursuant to employee benefit plans prior to the date hereof, provided that the Rainbow Media Group Securities offered, sold, contracted for sale, transferred or otherwise disposed of pursuant to this clause (iv) shall be limited to those received upon exercise of such stock options.


                                               ---------------------------------
                                                Name:
                                                Date:              , 200
                                                                        --------


                                    Exhibit A